Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of December 9, 2020, is by and among KBS Fashion Group Limited, a corporation organized under the laws of the Marshall Islands (the “Company”), and Sun Lei, and individual (the “Purchaser”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Purchaser has agreed to acquire, and the Company has agreed to sell and issue to the Purchaser, a total of 233,217 shares of the Company’s common stock, par value $0.0001 per share (the “Company Shares”) in exchange for Purchaser’s payment of all Public Company Expenses for the next two (2) years, as more fully described herein.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

AGREEMENT

ARTICLE I

Purchase of Shares

SECTION 1.01. Issuance of Company Shares; Financial Commitment of Purchaser. At the Closing (as defined in Section 1.02), the Company shall issue, sell, and deliver to the Purchaser the Company Shares free and clear of all Liens. In exchange for the Company Shares, the Purchaser shall be irrevocably bound, and hereby promises to pay as when due and required, the following expenses (each such expense, a “Public Company Expense”) to be incurred by the Company for the two (2) years following the date of the Agreement. “Public Company Expense” means expenses incurred in connection with compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as applicable to companies with equity or debt securities held by the public, or the rules of national securities exchanges applicable to companies with listed equity or debt securities, and (c) any other expenses attributable to the status of KBS as a public company, including expenses relating to investor relations, shareholder meetings and reports to shareholders or debtholders, independent directors’ fees, directors’ and officer’s insurance and other executive costs, legal, audit and other professional fees and listing and filing fees. In no event, shall the total amount of Public Company Expense that the Purchaser is responsible to pay under this Agreement be less than $600,000 or more than $700,000.

For each Public Company Expense for which the Purchaser is responsible hereunder, the Company shall provide the Purchaser not less than ten (10) days advance written notice of the expense, and shall furnish the Purchaser with such invoice(s), contract(s), and such other documentation and details regarding the expense item as the Purchaser may reasonably request. With regard to any Public Company Expense to which the Purchaser objects (either with regard to the amount or nature of the expense), the Purchaser shall meet and confer with a committee consisting solely of the independent (as defined by Nasdaq Rule 5605(a)(2)) members of the Board of Directors of the Company (the “Special Committee”) within seven (7) days after receiving such written notice of expense, and the committee of independent directors of the Company shall, within five (5) days of such conference with the Purchaser, by resolution or resolutions passed by a majority of members of the Special Committee, issue a final and binding decision regarding the applicable Public Company Expense and the Purchaser’s responsibility therefor under this Agreement (such date of issue, the “Decision Date”). If requested by the decision, the Purchaser has the obligation to pay such Public Company Expense within 5 days following the Decision Date.

Notwithstanding the foregoing, with regard to all Public Company Expenses related to the preparation and filing of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020: (a) the Purchaser shall be responsible for all Public Company Expenses related to the preparation, auditing, and related disclosures relating to the financial statements of Flower Crown Holding (a Cayman Islands corporation to be acquired by the Company concurrently herewith); and (b) the Company shall be responsible for all Public Company Expenses related to the preparation, auditing, and related disclosures relating to the financial statements of the Company not related to Flower Crown Holding.

SECTION 1.02. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at such location to be determined by the Company and Purchaser, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

SECTION 1.03. Vesting Schedule For Company Shares; Escrow. Upon the Closing, the Company Shares shall be issued in the name of the Purchaser and stock certificates representing the Company Shares in four (4) equal denominations shall be delivered to an escrow agent to be mutually selected by the Company and the Purchaser. For so long as Purchaser is not in breach of its obligations as set forth in Section 1.01, the Company Shares shall vest in four (4) equal installments, and be released in part upon vesting, as follows:

●	58,304 Company Shares shall vest and be released from escrow at the six-month anniversary date of the Closing Date

●	58,304 Company Shares shall vest and be released from escrow at the twelve-month anniversary date of the Closing Date

●	58,304 Company Shares shall vest and be released from escrow at the eighteen-month anniversary date of the Closing Date

●	58,305 Company Shares shall vest and be released from escrow at the twenty-four-month anniversary date of the Closing Date

Upon the vesting date of each tranche of Company Shares as set forth above, the Special Committee shall instruct the escrow agent to release and deliver to the Purchaser a stock certificate representing the vested Company Shares. With regard to any Company Shares which are not vested in accordance with the schedule set forth above, the Purchaser will not, directly or indirectly: offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any of the unvested Company Shares. Upon their vesting and release from escrow to the Purchaser, the Company Shares shall free from any restrictions on their sale, encumbrance, or transfer, except for such restrictions as are imposed by applicable securities laws.

If, upon the occurrence of a vesting date set forth above, the Purchaser is not in compliance with its obligations as set forth in Section 1.01 as determined by the Special Committee, the applicable tranche of Company Shares shall not vest, and shall not be released from escrow, until such time as Purchaser has made all payments required at that time under Section 1.01. Notwithstanding anything to the contrary hereunder, in any event, if the Purchaser fails to cure any breach within 30 days following the Decision Date, such applicable tranche of Company Shares shall be cancelled and retired.

SECTION 1.04. Voting and Dividends For Unvested Company Shares. So long as the Purchaser is not in breach of its obligations as set forth in Section 1.01, the Purchaser may vote and give consents, ratifications, and waivers with respect to, any and all unvested Company Shares. In addition, so long as the Purchaser is not in breach of its obligations as set forth in Section 1.01, the Purchaser shall receive and retain all cash dividends and other distributions with respect to any and all unvested Company Shares.

ARTICLE II

Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company as of the date hereof and the Closing Date, as follows:

SECTION 2.01. Organization; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance of the Transactions have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

SECTION 2.02. Purchase Entirely for Own Account. The Company Shares proposed to be acquired by the Purchaser hereunder will be acquired for investment for her own account, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling or otherwise distributing the Company Shares, except in compliance with applicable securities laws.

SECTION 2.03. Available Information. The Purchaser has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of an investment in the Company.

SECTION 2.04. Non-Registration. The Purchaser understands that the Company Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

SECTION 2.05. Restricted Securities. The Purchaser understands that the Company Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Purchaser pursuant hereto, the Company Shares would be acquired in a transaction not involving a public offering. The Purchaser further acknowledges that if the Company Shares are issued to the Purchaser in accordance with the provisions of this Agreement, such Company Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Purchaser represents that she is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.06. Legends. It is understood that the Company Shares will bear the following legend or another legend that is similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.07. Purchaser Status and General Solicitation. If the Purchaser is a U.S. Person (as such term is defined in Rule 902(k) of Regulation S), at the time such Purchaser was offered the Company Shares, she was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. If the Purchaser is not a U.S. Person, the Purchaser (i) acknowledges that the certificates representing or evidencing the Company Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Company Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Purchaser of Company Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Company Shares was made to the Purchaser outside of the United States, and the Purchaser was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Company Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Company Shares for her own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Company Shares specified on signature pages hereto opposite its name and has not pre-arranged any sale with an investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, Purchaser understands that the statutory basis for the exemption claimed for the sale of the Company Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. In addition, the Purchaser is not purchasing the Company Shares as a result of any advertisement, article, notice or other communication regarding the Company Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser has completed and executed the Regulation S Representation Letter attached as Exhibit A to this Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants as follows to the Purchaser as of the date hereof and the Closing Date, that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the SEC and publicly available prior to the date of the Agreement (the “Company SEC Documents”) or specifically referenced on a disclosure schedule (the “Company Disclosure Schedules”):

SECTION 3.01. Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the Marshall Islands and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Company true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the Bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”).

SECTION 3.02. Subsidiaries; Equity Interests. Except as set forth in the Company SEC Documents, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of One Hundred Fifty Million (150,000,000) shares of common stock, par value US$0.0001 per share and Five Million (5,000,000) shares of preferred stock with a par value of US $0.0001. Except as set forth in the Company SEC Documents, no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Company are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of the Marshall Islands, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or otherwise bound. Except as set forth in the SEC Documents, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Stock may vote (“Voting Company Debt”). Except in connection with the Transactions or as described in the SEC Documents, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Other than as set forth in the SEC Documents, the Company is not a party to any agreement granting any security holder of the Company the right to cause the Company to register shares of the capital stock or other securities of the Company held by such security holder under the Securities Act. The stockholder list provided to the Company is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company Stock as at the Closing.

SECTION 3.04. Authority; Execution and Delivery; Enforceability. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

SECTION 3.05. No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Company Charter or Company Bylaws, (ii) any material Contract to which the Company is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of a report on Form 6-K disclosing the Transactions contemplated hereby, including all required exhibits thereto; (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions; and (C) the listing of the Company Shares with The NASDAQ Capital Market pursuant to a Listing of Additional Shares Notification with The NASDAQ Stock Market LLC (“NASDAQ Listing Approval”).

SECTION 3.06. SEC Documents; Undisclosed Liabilities.

(a) The Company has filed all Company SEC Documents for the prior two years, pursuant to Sections 13 and 15 of the Exchange Act, as applicable.

(b) As of its respective filing date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Company as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except as set forth in the Company SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IFRS to be set forth on a balance sheet of the Company or in the notes thereto. The Company SEC Documents sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Company) due after the date hereof.

SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in any Company SEC Document or report contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the filed Company SEC Documents, from the date of the most recent audited financial statements included in the filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e) any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any alteration of the Company’s method of accounting or the identity of its auditors;

(l) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 4.08.

SECTION 3.09. Taxes.

(a) The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company. The Company is not bound by any agreement with respect to Taxes.

SECTION 3.10. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Company (collectively, “Company Benefit Plans”). Except as set forth in the Company SEC Documents, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.11. ERISA Compliance; Excess Parachute Payments. The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

SECTION 3.12. Litigation. Except as disclosed in the Company SEC Documents, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.13. Compliance with Applicable Laws. Except as disclosed in the Company SEC Documents, the Company is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Company SEC Documents, the Company has not received any written communication during the past two years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any applicable Law. the Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.14. Contracts. Except as disclosed in the Company SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.15. Title to Properties. The Company has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted. The Company has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.16. Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Company taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right.

SECTION 3.17. Labor Matters. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

SECTION 3.18. Transactions With Affiliates and Employees. Except as set forth in the Company SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any material transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.19. Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Company Stock and the Purchaser’s ownership of the Company Stock.

SECTION 3.20. No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the Transactions other than as specified in this Agreement.

SECTION 3.21. Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.22. Disclosure. The Company confirms that neither it nor any person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Company under a report on Form 6-K filed after the Closing. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.23. Certain Registration Matters. Except as specified in the Company SEC Documents or on the Company Disclosure Schedules, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 3.24. Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Company Stock on the trading market on which the shares of Company Common Stock are currently listed or quoted. Subject to NASDAQ Listing Approval, the issuance and sale of the Company Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Company Stock are currently listed or quoted.

SECTION 3.25. Company Stock. Upon issue to the Purchaser, the Company Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

ARTICLE IV

Deliveries

SECTION 4.01. Deliveries of the Purchaser.

(a) Concurrently herewith the Purchaser is delivering to the Company a copy of this Agreement executed by the Purchaser.

SECTION 4.02. Deliveries of the Company.

(a) Concurrently herewith, the Company is delivering to the Purchaser a copy of this Agreement executed by the Company; and

(b) Promptly following the Closing, the Company shall deliver to the escrow agent mutually selected by the Parties four (4) stock certificates in equal denominations, issued in the name of the Purchaser and representing the Company Shares purchased and issued hereunder.

ARTICLE V

Conditions to Closing

SECTION 5.01. Purchaser Conditions Precedent. The obligation of the Purchaser to enter into and complete the Closing is subject, at the option of the Purchaser, to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to the Purchaser, a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Purchaser, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2019 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of Company Stock, on a fully-diluted basis, shall be as described in the Company SEC Documents.

(e) SEC Reports. The Company shall have filed all reports and other documents required to be filed by Company under the U.S. federal securities laws through the Closing Date.

(f) NASDAQ Listing. The Company shall have maintained its status as a Company whose common stock is listed on The NASDAQ Capital Market and Company shall not have received any notice that any reason shall exist as to why such status shall not continue immediately following the Closing.

(g) Deliveries. The deliveries specified in Section 4.02 shall have been made by the Company.

(h) No Suspensions of Trading in Company Stock; Listing. Trading in the Company Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Company Stock shall have been at all times since such date listed for trading on a trading market.

(i) Semi-Annual Report. The Company shall have filed a report on Form 6-K with the SEC disclosing its unaudited financial statements for the 6 months ended June 30, 2020.

SECTION 5.02. Company Conditions Precedent. The obligations of the Company to enter into and complete the Closing are subject, at the option of the Company, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company in writing.

(a) Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions.

(c) Deliveries. The deliveries specified in Section 4.01 shall have been made by the Purchaser.

(d) NASDAQ Listing Approval. Review of the Listing of Additional Shares Notification to The NASDAQ Stock Market LLC shall have been completed with regard to the Company Stock.

ARTICLE VI

Covenants

SECTION 6.01. Public Announcements. Prior to the Closing, the Purchaser and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 6.02. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 6.03. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 6.04. Exclusivity. Each of the Purchaser and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of the Purchaser and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 6.05. Filing of 6-K and Press Release. The Company shall file, promptly after the date hereof, a report on Form 6-K with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:

KBS Fashion Group Limited

Xin Fengge Building

Yupu Industrial Park

Shishi City, Fujian Province 362700

People’s Republic of China

Attn: Keyan Yan, Chief Executive Officer

With a copy to (which shall not constitute notice):

The Crone Law Group P.C.

500 Fifth Ave, Suite 938

New York, NY 10110

Attn: Joe Laxague, Esq.

Email: jlaxague@cronelawgroup.com

If to the Purchaser, to:

Sun Lei

Floor 5, Baofu Building

Lingbin Road No. 96

Nankai District, Tianjin

China

SECTION 7.02. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 7.03. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Company and the Purchaser;

(b) by either the Purchaser or the Company if a material breach of any provision of this Agreement has been committed by another Party and such breach has not been waived or rectified within thirty (30) days after the breach; or

(c) by the Company or the Purchaser upon written notice to the other, if the Closing shall not have taken place by December 31, 2020; provided, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

SECTION 7.04. Replacement of Securities. If any certificate or instrument evidencing any Company Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Company Stock. If a replacement certificate or instrument evidencing any Company Stock is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 7.05. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 7.06. Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Purchaser and the Company acknowledge and agree that the liability of the Purchaser arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Purchaser, and that no trustee, officer, other investment vehicle or any other affiliate of the Purchaser or any investor, shareholder or holder of shares of beneficial interest of the Purchaser shall be personally liable for any liabilities of the Purchaser.

SECTION 7.07. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 7.08. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.09. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 7.10. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule, (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 7.11. Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the United States or the State of New York located within New York City, New York with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any state or Federal court sitting in the City of New York.

SECTION 7.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement as of the date first above written.

The Company:	KBS FASHION GROUP LIMITED

	By:	/s/ Keyan Yan
	Name:	Keyan Yan
	Title:	Chief Executive Officer

The Purchaser:
/s/ Sun Lei
Sun Lei

EXHIBIT A

Regulation S Representation Letter

Date: December 9, 2020

Re: Company Name: KBS Fashion Group Limited (the “Company”)

Number of shares of common stock of the Company: 233,217 (collectively, the “Shares”)

Ladies and Gentlemen:

Pursuant to certain Stock Purchase Agreement between the undersigned and the Company, dated as of December 9, 2020, the undersigned hereby represents, warrants and covenants to the Company as follows:

1.	The undersigned is not a “U.S. Person,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.	No offer or sale of the Shares was made to the undersigned in the United States.

3.	The undersigned is not acquiring the Shares for the account or on behalf of any U.S. Person.

4.	The undersigned has not made any prearrangement to transfer the Shares to a U.S. Person or to return the Shares to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of the Company’s Shares) and is not acquiring the Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

5.	All offers and sales of the Shares by the undersigned in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the Shares under the Securities Act or an exemption from registration, and in compliance with Regulation S.

6.	The undersigned is not a “distributor,” as defined in Regulation S. However, if the undersigned should be deemed to be a distributor prior to reselling the Shares to a non-U.S. Person during the restricted period, the undersigned will send a notice to each new purchaser of Shares that such new purchaser is subject to the restrictions of Regulation S during the restricted period.

7.	The undersigned is not an “underwriter” or “dealer” (as such terms are defined in the Securities Act), and the acquisition of the Shares by the undersigned is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	The undersigned does not have a short position in any securities of the Company and will not have a short position in such securities at any time prior to the expiration of the restricted period.

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9.	If at any time after the expiration of the restricted period, the undersigned wishes to transfer or attempts to transfer the Shares to a U.S. Person, the undersigned agrees to notify the Company if at such time it is an “affiliate” of the Company or is then acting as an “underwriter,” “dealer,” or “distributor” as to such securities (as such terms are defined in the Securities Act or the regulations promulgated thereunder, including but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

10.	The undersigned acknowledges that the undersigned may only be able to resell the Shares pursuant to the provisions of Regulation S and otherwise pursuant to the Securities Act, and that it may not be possible for the undersigned to liquidate its investment in the Shares. The undersigned is prepared, therefore, to hold its, his or her Shares in the Company indefinitely.

Sun Lei

/s/ Sun Lei
(Signature)

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